LPI Position Holder Trust Newsletter

June 2018 Issue

The Trustee's Corner

Thank you for reading the June 2018 issue of the Life Partners Position Holder Trust (PHT) investor newsletter. This month, we'll be sharing a few developments from the past month and offer some updates regarding the administration of the Trust, but I'd like to start with an appeal to you for some help.

The PHT and Magna Servicing teams have been unable to contact dozens of investors or their representatives since we were appointed by the Bankruptcy Court in 2017. This is a problem for these individuals because they will not be entitled to receive distributions once I begin authorizing those payments if we do not have a current address for them. In fact, under the Plan of Reorganization, those investors will forfeit their rights to distributions from the Trust if they do not provide us with a current address within one year of the date when the PHT makes a distribution.

I'm sure that, if you were one of these investors, you would want us to make every possible effort to bring this to your attention so you could contact us and protect your rights to recover funds from the bankruptcy. In that spirit, please take a moment to click here and review the list of names posted to our website. If you know anyone on this list — or even recognize a name of someone you know how to contact — please share this information with them and then contact Magna's customer service team by sending an email to contactinfo@magnaservicing.com. Thank you for your help.

Please continue to consult the website (www.LPI-PHT.com) for timely information regarding maturities, as well as breaking news regarding the PHT, updated financial reports and important reminders pertaining to documents that we need from you. Meanwhile, I hope you will find this June 2018 newsletter to be useful.

Sincerely,

LPI Position Holder Trust
Eduardo S. Espinosa
Trustee

Inside this issue

The Trustee's Corner 1
Upcoming Events.......... 1
Action Items................. 2
Trust Update 3-4
Exit Facility..........................3
Help with Locating Investors 3
Reminder.............................4
Portfolio at Glance 5
FAQs.............................. 6-7
How to Contact Us 8

Upcoming Events

- **July 16th:**

  July 2018 LPI PHT Newsletter to be published

- **August 20th**

  August 2018 LPI PHT Newsletter to be published


TO DO LIST

Action Items

What we need from you?

- **<u>The PHT must receive your payment for premiums on the positions you own by the 60th day following the date of your invoice.</u> Your envelope's postmark date and partial payments do not count.** If we do not receive an investor's payment within the mandatory 60-day window, we must default the corresponding CFH position into the PHT. Please read the News Item that follows for a reminder of the Plan's penalties for defaulting and note that the Trustee has no discretion in the enforcement of these rules.
- Please fill out and **execute a Transfer on Death Beneficiary (TOD) form**. Using the TOD forms allows your heirs to receive your Plan securities without going through probate. You can read more about this form in the article that follows this page and you can find the TOD forms on the PHT website (the "Forms" page).
- **Please update your contact information**. You can change your contact information through the Investor Portal (www.magnaservicing.com) or by contacting Customer Service (contactinfo@magnaservicing.com).
- **Please access the PHT investor portal (www.magnaservicing.com), review your account statements, read the e-mails we send and check the PHT website from time to time.** The PHT Trustee uses these tools to provide important information about your investment to you. We've made a real effort to provide the important information in a concise, clear and timely manner.
- Please send any ideas for the monthly newsletter or the PHT website to our communications consultant, Daryn Teague, at dteague@teaguecommunications.com. If you have suggestions for additional information or reports that could be provided on the Investor Portal maintained by Magna Servicing, please send those directly to the Trustee's office (trustee@lpi-pht.com).

Trust Update

Exit Facility

The PHT currently owes $22.5 million on the Exit Facility. As a reminder, the Plan called for the PHT to borrow $55 million from Vida Capital to fund its exit from the bankruptcy. These funds were used primarily to pay off the DIP loan ($10 million) and the maturity funds facility ($25 million). The remainder was used to pay the bankruptcy estate professionals and to fund the initial operations of the PHT and the Creditors' Trust. The loan is due in December 2018.

Repaying the Exit Facility has been a high priority for the Trustee. First, the loan documents prohibit the PHT from making distributions to unit holders until the loan is paid off. Second, the loan bears interest at 11% per year. As the PHT's assets are finite, money paid as interest is money that cannot be distributed.

We had hoped to be able to pay off the Exit Facility by this month. Unfortunately, maturities in the last part of 2017 and the first part of this year were lower than we hoped requiring the PHT to dip into its premium reserves in order to pay premiums. Maturity funds payable to the PHT were used to restore the premium reserves to the extent they were not needed to pay current premiums. As a result, the PHT was unable to pre-pay the Exit Facility as rapidly as the Trustee had hoped.

The premium reserves are close to being replenished. Moreover, the portfolio experienced $32.3 million in maturities in May 2018, which we anticipate being able to substantially collect in July. This means that the PHT will be able to reinstate its efforts to pay down the Exit Facility.

Help with Locating Investors

The PHT has been unable to contact the investors or their representatives listed on a special page created on the PHT website. Please click here to view the list.

If you know someone who invested in Life Partners Inc. and see their name on this list — or if you know someone who may be able to get in touch with someone on this list — please share this newsletter with them so they can be aware of this important information:

You will be unable to receive distributions until you provide the PHT with a current address. Under the Plan, you will forfeit your right to receive a distribution if you do not provide us with a current address within one year of the date the PHT makes the distribution. It is very important that you update your contact information immediately. You can update your contact information through the Investor Portal (www.magnaservicing.com) or by contacting Magna Customer Service via email to (contactinfo@magnaservicing.com). If you do not have access to the internet, you may send your current contact information in writing to:

Magna Servicing
P O Box 23226
Waco, TX 76702

Trust Update

REMINDER: Plan penalty to be imposed on defaults

As we explained last month, beginning with the invoices issued in June 2018, the consequences of defaulting on a premium payment have now increased.



Reminder

The Plan of Reorganization — at § 5.05(c) — imposed a penalty on Continuing Fractional Holders who default on premium payments. Normally, an investor who contributes a position to the PHT receives one unit for each dollar of expected death benefit contributed. If the contribution is caused be a premium default, however, the number of units the Continuing Fractional Holder receives is reduced by 20% plus an amount necessary to exclude any income realized by the PHT prior to the date of default. Instead of receiving one unit per dollar of expected death benefit, defaulting investors will receive less than 0.8 of a unit per dollar of expected death benefit.

In April 2017, the Court delayed the implementation of this penalty until the second premium call after the effective date. Most of the positions in the portfolio began receiving their second premium calls in June 2018. Accordingly, the delay expires with the invoices to be issued in June . Beginning with this month's invoices, investors who fail to make a premium payment will receive 0.8 (or fewer) units per dollar of expected death benefit based on the deemed contribution of the defaulting position.

To avoid this consequence, please make sure that you pay your premiums promptly after you receive your invoice. Do not send a partial payment and do not delay beyond the 60-day payment window. The Plan requires that the PHT must actually RECEIVE the CFH investor's remittance by the 60th day following the invoice date; your envelope's postmark date does not count. If we do not receive an investor's payment within the mandatory 60-day window, we must default the corresponding CFH position into the PHT and impose the mandatory penalty.



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2018
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Portfolio at a Glance

May was a very good month for maturities. In May, there were $32.3 million in maturities discovered to date. We also discovered a few additional maturities for March and April bringing their totals to $11.4 million and $5.0 respectively.


Median
Actual

As you can see from the chart, the portfolio is maturing in line with the projections underlying Exhbit C to the Disclosure Statement. In some months, there are more maturities than anticipated and in other months there are fewer than anticipated. Accordingly, the red line tracking cumulative actual maturities is sometimes above the black median line and sometimes below. That actual results are alternatively above and below the median but generally within the inner blue lines indicates that maturities are occuring as expected overall. Thus, we are on target with the predictions for the Plan.

One thing that we would like to note about these projections. In the newsletters, we track the maturities in the portfolio against a model that is similar to that used to create Exhibit C to the Disclosure Statement, which was the basis for the Plan. For purposes of valuing the portfolio for the Trust's financial statements, we use a different model that is intended to be a proxy for market value as required by Generally Accepted Accounting Principles. As a result, the projections used in the newsletter do not provide valid information as to the value of the portfolio. For more information about the projections used in the Trust's financial statements, please see the Trust's Form 10-K Annual Statement for 2017, which is available on the Investor Relations page of the website.

Frequently Asked Questions

Here are brief answers to some of the frequently asked questions (FAQs) we've received in the past month:

Q: My IRA Custodian recently mailed a Form 5498 to me and I see that the value of my investment has decreased. Can you explain why this happened and whether it is likely to continue?

A: The book value of your IRA Partnership units has decreased. As we've discussed many times, book value is but one of many ways to value your units. The IRA custodians use book value for their records because it is easy to derive from the PHT's financial statements.

As discussed in detail in the May 2018 newsletter, the book value of the IRA Partnership units declined from $0.21 to $0.19. The decline is attributable to two factors. The first factor is the $10.4 million reduction in value of the PHT's net assets during the first quarter as the result of a decline in the fair value of the PHT's portfolio. The value of the portfolio will change over time due to maturities, unwinding the discount over time, and changes in valuation assumptions, including mortality and discount rates. The second factor is that the number of PHT units increased by 40.5 million during the first quarter. The combination of lower net assets and more units mathematically results in a lower per unit value.

The important thing to understand is that the book value of a PHT unit is not how much an investor will receive from the PHT. The units' book value is neither a cap nor a limitation on the distributions that the PHT will make over its life. We still anticipate the portfolio to return about 85 percent of the amount of capital invested in LPI, as projected in the June 2016 Disclosure Statement.

Q: Will I receive any cash distributions this year from the Trust?

A: We're still optimistic that the Exit Facility can be paid off this year and that the Trustee can make a cash distribution to investors in 2018. However, we're unable to provide any guarantees because this is entirely dependent on the amount of maturities in the portfolio and our ability to collect the maturities. As we noted in earlier newsletters, maturities have been somewhat slower than anticipated this year (although we largely caught up in May) and the PHT continues to have approximately $3 million in funds tied up in litigation over two large policies that have matured. We expect for revenues into the Trust to increase as the year progresses, but there is no way to know when that will occur.

Q: Why does it take so long for the Trust to receive a check for death benefits after a policy has matured?

A: It doesn't. For deaths that occurred after the Effective Date, the average time from the date of death to payment is approximately 68 days. This is in line with industry expectations for the types of policies that we own.

Most of the time Magna discovers a maturity within 14 days; although it sometimes takes a little longer. Once a maturity is discovered, it usually takes about 54 days to collect on the death claim. The time is split fairly evenly between the time required to obtain a death certificate and the time required for the insurer to process the claim. Depending upon the specific policy, these times can be longer or shorter. As an example, it generally takes longer for the insurer to process a claim under a Federal Employee Group Life Insurance policy because of the regulations governing that program and the need to obtain documentation from several federal agencies. Also, it can be

Frequently Asked Questions

Here are brief answers to some of the frequently asked questions (FAQs) we've received in the past month:

difficult to obtain death certificates in New Jersey and New York City as a result of local regulations.

The PHT typically distributes maturity proceeds to CFH holders the month after the proceeds are received. As an example, maturities collected in May were distributed mid-June.

Q: Can you provide any guidance as to when particular CFH positions will mature?

A: No. We have no idea when a specific insured will die. Nor are we allowed to provide you with any information as to the insured's identity or other personal information.

While life expectancy certificates and the maturity tables prepared by the Society of Actuaries provide reliable information as to the life expectancy of large groups of similar people, they do not provide any real guidance as to when a specific person will die. Take for example an insured with a life expectancy of 48 months. What that means is that at the end of 48 months, we can expect that 50% of people of a similar age and health to the insured will have died but 50% will remain alive. Whether the insured will be alive or dead by the end of 48 months, we don't know. He could live another 48 months or get hit by a bus tomorrow.

At most, the 48-month life expectancy suggests that the insured is more likely to die sooner than an insured with a 86-month life expectancy. There is no guarantee that this will be the case, however.

Questions and Updates

We routinely post updates and new information on www.LPI-PHT.com. In addition, prior investor communications -- including copies of this newsletter and the Trustee's prior investor presentations -- are available on the "Investor News" tab. We encourage you access the website as a primary reference source.

We're happy to answer any additional questions you may have. Please note that it's likely you will receive a faster response if you contact us by email.

How to Contact Us

For questions regarding your individual account, please contact:

Magna Servicing

P.O. Box 23226

Waco, TX 76702

Phone: 800-368-5569

Email: custsrv@magnaservicing.com

For questions regarding the administration of the Plan of Reorganization, please contact:

Eduardo Espinosa, LPI PHT Trustee

2001 Ross Avenue, Suite 3600

Dallas, Texas 75201

Phone: 214-698-7893

Email: trustee@lpi-pht.com

